Series 1999-B

                      BANK OF AMERICA NATIONAL ASSOCIATION
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                          BA MASTER CREDIT CARD TRUST
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The information which is required to be prepared with respect to the
Distribution Date of November 15, 1999, and with respect to the performance of the Trust during the related Monthly Period.

Capitalized terms used in this Statement have their respective meanings set forth in the Pooling and Servicing Agreement.

A.	Information Regarding the Current Monthly
Distribution (Stated on the Basis of $1,000 Original
Certificate Principal Amount)

 1.	The amount of the current monthly distribution
in respect of Class A Monthly Principal			$	0.00000

 2.	The amount of the current monthly distribution
in respect of Class B Monthly Principal			$	0.00000

 3.	The amount of the current monthly distribution
in respect of Collateral Monthly Principal			$	0.00000

 4.	The amount of the current monthly distribution
in respect of Class A Monthly Interest			$	4.78455

 5.	The amount of the current monthly distribution
in respect of Class A Deficiency Amounts			$	0.00000

 6.	The amount of the current monthly distribution
in respect of Class A Additional Interest			$	0.00000

 7.	The amount of the current monthly distribution
in respect of Class B Monthly Interest			$	4.99983

 8.	The amount of the current monthly distribution
in respect of Class B Deficiency Amounts			$	0.00000

 9.	The amount of the current monthly distribution
in respect of Class B Additional Interest			$	0.00000

10.	The amount of the current monthly distribution
in respect of Collateral Monthly Interest			$	5.40455

11.	The amount of the current monthly distribution
in respect of any accrued and unpaid Collateral Minimum
Monthly Interest						$	0.00000

B.	Information Regarding the Performance of the Trust

 1.	Collection of Principal Receivables

(a) The aggregate amount of Collections of Principal
Receivables processed during the related Monthly Period
which were allocated in respect of the Class A
Certificates						$  113,741,500.96

(b) The aggregate amount of Collections of Principal
Receivables processed during the related Monthly Period
which were allocated in respect of the Class B
Certificates						$    7,232,118.55

(c) The aggregate amount of Collections of Principal
Receivables processed during the related Monthly Period
which were allocated in respect of the Excess Collateral	$   10,519,445.19

 2.	Principal Receivables in the Trust

(a) The aggregate amount of Principal Receivables in
the Trust as of the end of the day on the last day of the
related Monthly Period					$9,401,448,244.37

(b) The amount of Principal Receivables in the Trust
represented by the Investor Interest of Series 1999-B as
of the end of the day on the last day of the related
Monthly Period						$1,000,000,000.00

(c) The amount of Principal Receivables in the Trust
represented by the Series 1999-B Adjusted Investor Interest
as of the end of day on the last day of the related Monthly
Period							$1,000,000,000.00

(d) The amount of Principal Receivables in the Trust
represented by the Class A Investor Interest as of the end
of the day on the last day of the related Monthly Period	$  865,000,000.00

(e) The amount of Principal Receivables in the Trust
represented by the Class A Adjusted Investor Interest as
of the end of day on the last day of the related Monthly
Period							$  865,000,000.00

(f) The amount of Principal Receivables in the Trust
represented by the Class B Investor Interest as of the end
of the day on the last day of the related Monthly Period	$	55,000,000.00

(g) The amount of Principal Receivables in the Trust
represented by the Class B Adjusted Interest as of the end
of the day on the last day of the related Monthly Period	$	55,000,000.00

(h) The amount of Principal Receivables in the Trust
represented by the Collateral Interest Amount as of the
end of the day on the last day of the related Monthly
Period							$	80,000,000.00

(i) The amount of Principal Receivables in the Trust
represented by the Collateral Interest Adjusted Amount as
of the end of the day on the last day of the related
Monthly Period 						$	80,000,000.00

(j)	The Floating Investor Percentage with respect
to the related Monthly Period					10.4609%

(k)	The Class A Floating Allocation with respect to
the related Monthly Period						86.50%

(l)	The Class B Floating Allocation with respect to
the related Monthly Period					5.50%

(m)	The Collateral Floating Allocation with respect
to the related Monthly Period					8.00%

(n)	The Fixed Investor Percentage with respect to
the related Monthly Period		 			N/A

(o)	The Class A Fixed Allocation with respect to
the related Monthly Period					N/A

(p)	The Class B Fixed Allocation with respect to
the related Monthly Period					N/A

(q)	The Collateral Fixed Allocation with respect to
the related Monthly
Period								N/A

3.	Delinquent Balances
The aggregate amount of outstanding balances in the
Accounts which were
delinquent as of the end of the day on the
last day of the related Monthly Period:
				        Aggregate       Percentage of
                                          Account            Total
                                          Balance        Receivables

	(a)	31 - 60 days 	    $170,068,584.65      1.7727%
	(b)	61 - 90 days 	    $107,526,511.57      1.1208%
	(c)	91 - or more days	    $208,988,468.50      2.1783%
	Total	                     $486,583,564.722      5.0717

4. 	Investor Default Amount

(a)	The Aggregate Investor Default Amount for the
related Monthly Period					$	5,765,601.24

(b)	The Class A Investor Default Amount for the
related Monthly Period					$	4,987,245.07

(c)	The Class B Investor Default Amount for the
related Monthly Period					$	317,108.07

(d)	The Collateral Default Amount for the related
Monthly Period						$	461,248.10

 5.	Investor Charge Offs

(a)	The aggregate amount of Class A Investor Charge
Offs for the related
Monthly
Period							$	0.00

(b)	The aggregate amount of Class A Investor Charge
Offs set forth in 5(a)
above per
$1,000 of original certificate principal amount		$	0.00

(c)	The aggregate amount of Class B Investor Charge
Offs for the related
Monthly
Period							$	0.00

(d)	The aggregate amount of Class B Investor Charge
Offset forth in 5(c)
above per
$1,000 of original certificate principal amount		$	0.00

(e)	The aggregate amount of Collateral Charge Offs
for the related Monthly
Period							$	0.00

(f)	The aggregate amount of Collateral Charge Offs
set forth in 5(e) above
per
$1,000 of original certificate principal amount		$	0.00

(g)	The aggregate amount of Class A Investor Charge
Offs reimbursed on the
Transfer
Date immediately preceding this Distribution Date 		$	0.00

(h)	The aggregate amount of Class A Investor Charge
Offs set forth in 5(g)
above per
$1,000 original certificate principal amount reimbursed
on the Transfer Date
immediately preceding this Distribution Date		$	0.00

 (i)	The aggregate amount of Class B Investor Charge
Offs reimbursed on the
Transfer
Date immediately preceding this Distribution Date 		$	0.00

(j)	The aggregate amount of Class B Investor Charge
Offs set forth in 5(i)
above per
$1,000 original certificate principal amount reimbursed
on the Transfer Date
immediately preceding this Distribution Date		$	0.00

(k)	The aggregate amount of Collateral Charge Offs
reimbursed on the
Transfer Date
immediately preceding this Distribution Date		$	0.00

(l)	The aggregate amount of Collateral Charge Offs
set forth in 5(k) above
per $1,000
original certificate principal amount reimbursed on the
Transfer Date
immediately
preceding Distribution Date				$	0.00

 6.	Investor Servicing Fee

(a)	The amount of the Class A Servicing Fee payable
by the Trust to the
Servicer for
the related Monthly Period				$	540,625.00

(b)	The amount of the Class B Servicing Fee payable
by the Trust to the
Servicer for
the related Monthly Period				$	34,375.00

(c)	The amount of the Collateral Servicing Fee
payable by the Trust to the
Servicer
for the related Monthly Period				$	50,000.00

(d)	The amount of Servicer Interchange payable by
the Trust to the
Servicer for the
related Monthly Period					$	1,215,277.78

 7.	Reallocations

(a)	The amount of Reallocated Collateral Principal
Collections with
respect to this
Distribution Date						$	0.00

(b)	The amount of Reallocated Class B Principal
Collections with respect
to this
Distribution Date						$	0.00

(c)	The Collateral Interest as of the close of
business on this
Distribution Date						$	80,000,000.00

(d)	The Collateral Interest Adjusted Amount as of
the close of business on
this
Distribution Date..................			$	80,000,000.00

(e)	The Class B Investor Interest as of the close
of business on this
Distribution
Date							$	55,000,000.00

(f)	The Class B Adjusted Investor Interest as of
the close of business on
this
Distribution Date						$	55,000,000.00

(g)	The Class A Investor Interest as of the close
of business on this
Distribution
Date							$	865,000,000.00

(h)	The Class A Adjusted Investor Interest as of
the close of business on
this
Distribution Date						$	865,000,000.00

 8.	Collection of Finance Charge Receivables

(a)	The aggregate amount of Collections of Finance
Charge Receivables
processed
during the related Monthly Period which were allocated
in respect of the Class
A
Certificates						$	13,952,005.07

(b)	The aggregate amount of Collections of Finance
Charge Receivables
processed
during the related Monthly Period which were allocated
in respect of the Class
B
Certificates						$	887,121.70

(c)	The aggregate amount of Collections of Finance
Charge Receivables
processed
during the related Monthly Period which were allocated
in respect of the
Collateral Interest					$	1,290,358.87
9.	Principal Funding Account

(a)	The principal amount on deposit in the
Principal Funding Account on
the related
Transfer Date						$	0.00

(b)	The Accumulation Shortfall with respect to the
related Monthly Period
							$	0.00

(c)	The Principal Funding Investment Proceeds
deposited in the Finance
Charge
Account on the related Transfer Date to be treated as
Class A Available Funds					$	0.00

(d)	The Principal Funding Investment Proceeds
deposited in the Finance
Charge
Account on the related Transfer Date to be treated as
Class B Available Funds					$	0.00

10.	Reserve Account

(a)           Reserve Draw Amount				$	0.00

(b)	The amount of all or the portion of the Reserve
Draw Amount deposited
in the
Finance Charge Account on the related Transfer Date
from the Reserve Account					$	0.00

11.	Available Funds

(a) 	The amount of Class A Available Funds on
deposit in the Finance Charge
Account
on the related Transfer Date				$	13,952,005.07

(b)	The amount of Class B Available Funds on
deposit in the Finance Charge
Account
on the related Transfer Date				$	887,121.70

(c)	The amount of Collateral Available Funds on
deposit in the Finance
Charge
Account on the related Transfer Date			$	1,290,358.87

12.	Portfolio Yield

 (a)	The Portfolio Yield (Note that this amount is
calculated on a net
basis) for the
related Monthly Period						13.8948%


(b)	The Portfolio Adjusted Yield for the related
Monthly Period
								5.3707%


C.	Floating Rate Determinations

1. 	LIBOR for the Interest Period ending on this
Distribution Date
					5.40625%


Class A Certificate Rate		       5.55625%
Class B Certificate Rate		       5.80625%



					BANK OF
AMERICA, NATIONAL
					ASSOCIATION
(USA),
					(formerly
known as Bank of America
National Association)
					Transferor
and Servicer


					By:  /s/
Suzanne W. Castleberry

	Name:  Suzanne W.
Castleberry

	Title:    Senior Vice
President